Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2021 Results

Third Quarter Revenues of $256.2 million, up 30.4% from the comparable prior year period

Third Quarter GAAP Net Income of $30.4 million, representing 11.9% of total revenues, or $0.52 per diluted share

Third Quarter Non-GAAP Net Income of $53.6 million, or $0.92 per diluted share

Third Quarter Adjusted EBITDA of $89.7 million, representing 35.0% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2021.

“We delivered very strong third quarter results, which is a reflection of the investments we’ve made in product innovation, sales and marketing, and providing world-class service,” said Paycom’s founder and CEO, Chad Richison. “Paycom’s differentiated solutions and go-to-market strategy are resonating with businesses of all sizes across the country. We continue to aggressively reinvest into the business to maximize our growth opportunities.”

Financial Highlights for the Third Quarter of 2021

Total Revenues of $256.2 million represented a 30.4% increase compared to total revenues of $196.5 million in the same period last year. Recurring revenues of $251.3 million increased 30.4% from the comparable prior year period, and constituted 98.1% of total revenues.

GAAP Net Income was $30.4 million, or $0.52 per diluted share, compared to GAAP net income of $27.5 million, or $0.47 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $53.6 million, or $0.92 per diluted share, compared to $40.6 million, or $0.70 per diluted share, in the same period last year.

Adjusted EBITDA1 was $89.7 million, compared to $67.5 million in the same period last year.

Cash and Cash Equivalents were $230.9 million as of September 30, 2021, compared to $151.7 million as of December 31, 2020.

Total Debt, Net was $29.6 million as of September 30, 2021, compared to $30.9 million as of December 31, 2020.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and year ending December 31, 2021:

Quarter Ending December 31, 2021:

Total Revenues in the range of $274.5 million to $276.5 million.

Adjusted EBITDA in the range of $103 million to $105 million.

Year Ending December 31, 2021:

Total Revenues in the range of $1.045 billion to $1.047 billion.

Adjusted EBITDA in the range of $413 million to $415 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, are not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, the forward-looking adjusted gross margin range to gross margin and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin for 2021, or the “Rule of 60.”

Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 60” to a comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the third quarter of 2021, we transitioned the majority of our employees back to our offices, with a large contingent temporarily utilizing alternating schedules between work-from-home and on-site arrangements. We may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Business continuity and safety will continue to guide our return-to-office plans. Although we currently have some insight with respect to the effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount fluctuations across our client base. Because we charge our clients on a per-employee basis for certain services we provide, headcount fluctuations at our clients impacts our recurring revenue. The negative effects on our client revenue of lower headcount resulting from the pandemic were more than offset by headcount additions from new clients and modestly improved headcount levels among our pre-pandemic client base throughout the third quarter of 2021. We expect that our recurring revenue in future periods will continue to be impacted by such headcount fluctuations.

•

Despite growth in the number of clients in our base and growth in our average funds held for clients balance, significantly lower average interest rates during the first nine months of 2021 as compared to the first nine months of 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the three and nine months ended September 30, 2021.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In a work-from-home environment, our clients have recognized the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

While our sales force continues to conduct meetings with current and prospective clients virtually, as prospective clients begin to take meetings in-person, we expect our sales process would transition to include a combination of virtual and in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs and “Rule of 60”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 60” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, November 2, 2021, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until November 9, 2021. The replay passcode is 9493807.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to relocate our Texas operations facility within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; the expected impact on our consolidated financial statements of new accounting pronouncements; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$230,926	$151,710
Accounts receivable	13,004	9,130
Prepaid expenses	26,643	17,854
Inventory	866	1,151
Income tax receivable	10,211	10,447
Deferred contract costs	71,559	60,819
Current assets before funds held for clients	353,209	251,111
Funds held for clients	2,959,973	1,613,494
Total current assets	3,313,182	1,864,605
Property and equipment, net	329,296	285,218
Intangible assets, net	59,057	319
Goodwill	51,889	51,889
Long-term deferred contract costs	430,761	371,357
Other assets	33,853	34,524
Total assets	$4,218,038	$2,607,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,441	$6,787
Accrued commissions and bonuses	12,431	13,703
Accrued payroll and vacation	36,138	24,529
Deferred revenue	16,175	13,567
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	50,340	44,175
Current liabilities before client funds obligation	126,300	104,536
Client funds obligation	2,959,973	1,613,494
Total current liabilities	3,086,273	1,718,030
Deferred income tax liabilities, net	125,228	112,598
Long-term deferred revenue	81,702	73,259
Net long-term debt, less current portion	27,815	29,119
Other long-term liabilities	71,679	19,263
Total long-term liabilities	306,424	234,239
Total liabilities	3,392,697	1,952,269
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,275 and 61,861 shares issued at September 30, 2021 and December 31, 2020, respectively; 57,997 and 57,739 shares outstanding at September 30, 2021 and December 31, 2020, respectively)	622	618
Additional paid-in capital	441,479	357,908
Retained earnings	866,892	719,619
Treasury stock, at cost (4,278 and 4,122 shares at September 30, 2021 and December 31, 2020, respectively)	(483,652)	(422,502)
Total stockholders’ equity	825,341	655,643
Total liabilities and stockholders’ equity	$4,218,038	$2,607,912

Paycom Software, Inc.
Unaudited Consolidated Statements of Income
(in thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Recurring	$251,306	$192,664	$756,665	$609,109
Implementation and other	4,888	3,868	13,873	11,378
Total revenues	256,194	196,532	770,538	620,487
Cost of revenues
Operating expenses	34,766	24,278	92,612	71,651
Depreciation and amortization	7,914	6,634	22,751	18,865
Total cost of revenues	42,680	30,912	115,363	90,516
Administrative expenses
Sales and marketing	69,745	62,146	200,485	173,228
Research and development	31,077	21,772	84,012	65,171
General and administrative	59,980	40,516	160,234	121,487
Depreciation and amortization	9,407	7,150	25,503	20,209
Total administrative expenses	170,209	131,584	470,234	380,095
Total operating expenses	212,889	162,496	585,597	470,611
Operating income	43,305	34,036	184,941	149,876
Interest expense	—	—	—	(19)
Other income (expense), net	244	246	1,019	(522)
Income before income taxes	43,549	34,282	185,960	149,335
Provision for income taxes	13,170	6,800	38,687	30,249
Net income	$30,379	$27,482	$147,273	$119,086
Earnings per share, basic	$0.52	$0.48	$2.55	$2.07
Earnings per share, diluted	$0.52	$0.47	$2.53	$2.04
Weighted average shares outstanding:
Basic	57,935	57,603	57,843	57,609
Diluted	58,190	58,171	58,192	58,312

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$147,273	$119,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,254	39,073
Accretion of discount on available-for-sale securities	(276)	(1,374)
Non-cash marketing expense	618	—
Loss on disposition of property and equipment	146	—
Amortization of debt issuance costs	27	27
Stock-based compensation expense	76,364	56,531
Cash paid for derivative settlement	(558)	(424)
(Gain)/loss on derivative	(305)	2,042
Deferred income taxes, net	12,630	11,204
Changes in operating assets and liabilities:
Accounts receivable	(3,874)	(3,057)
Prepaid expenses	(8,789)	(7,196)
Inventory	97	32
Other assets	671	(3,757)
Deferred contract costs	(68,041)	(56,922)
Accounts payable	1,659	4,491
Income taxes, net	236	(5,260)
Accrued commissions and bonuses	(1,272)	(4,403)
Accrued payroll and vacation	11,609	12,853
Deferred revenue	11,051	9,143
Accrued expenses and other current liabilities	2,117	2,239
Net cash provided by operating activities	229,637	174,328
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(170,760)	(217,858)
Proceeds from maturities of short-term investments from funds held for clients	195,000	93,593
Purchases of intangible assets	(1,500)	—
Purchases of property and equipment	(86,718)	(73,502)
Net cash used in investing activities	(63,978)	(197,767)
Cash flows from financing activities
Repurchases of common stock	—	(52,040)
Withholding taxes paid related to net share settlements	(61,149)	(26,099)
Payments on long-term debt	(1,331)	(1,331)
Net change in client funds obligation	1,346,479	(140,421)
Net cash provided by (used in) financing activities	1,283,999	(219,891)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	1,449,658	(243,330)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,585,275	1,641,854
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,034,933	$1,398,524

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows, continued
(in thousands)
	Nine Months Ended September 30,
	2021	2020
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$230,926	$156,398
Restricted cash included in funds held for clients	2,804,007	1,242,126
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,034,933	$1,398,524

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$5,994	$2,707
Stock-based compensation for capitalized software	$5,108	$5,284
Right of use assets obtained in exchange for operating lease liabilities	$4,439	$9,323

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income to adjusted EBITDA:
Net income	$30,379	$27,482	$147,273	$119,086
Interest expense	—	—	—	19
Provision for income taxes	13,170	6,800	38,687	30,249
Depreciation and amortization	17,321	13,784	48,254	39,074
EBITDA	60,870	48,066	234,214	188,428
Non-cash stock-based compensation expense	28,991	19,502	76,364	56,531
Change in fair value of interest rate swap	(158)	(88)	(863)	1,618
Adjusted EBITDA	$89,703	$67,480	$309,715	$246,577
Net income margin	11.9%	14.0%	19.1%	19.2%
Adjusted EBITDA margin	35.0%	34.3%	40.2%	39.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income to non-GAAP net income:
Net income	$30,379	$27,482	$147,273	$119,086
Non-cash stock-based compensation expense	28,991	19,502	76,364	56,531
Change in fair value of interest rate swap	(158)	(88)	(863)	1,618
Income tax effect on non-GAAP adjustments	(5,626)	(6,332)	(26,798)	(22,802)
Non-GAAP net income	$53,586	$40,564	$195,976	$154,433

Weighted average shares outstanding:
Basic	57,935	57,603	57,843	57,609
Diluted	58,190	58,171	58,192	58,312

Earnings per share, basic	$0.52	$0.48	$2.55	$2.07
Earnings per share, diluted	$0.52	$0.47	$2.53	$2.04
Non-GAAP net income per share, basic	$0.92	$0.70	$3.39	$2.68
Non-GAAP net income per share, diluted	$0.92	$0.70	$3.37	$2.65

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.52	$0.48	$2.55	$2.07
Non-cash stock-based compensation expense	0.50	0.34	1.32	0.98
Change in fair value of interest rate swap	—	—	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.10)	(0.12)	(0.47)	(0.40)
Non-GAAP net income per share, basic	$0.92	$0.70	$3.39	$2.68

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.52	$0.47	$2.53	$2.04
Non-cash stock-based compensation expense	0.50	0.34	1.31	0.97
Change in fair value of interest rate swap	—	—	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.10)	(0.11)	(0.46)	(0.39)
Non-GAAP net income per share, diluted	$0.92	$0.70	$3.37	$2.65

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted gross profit:
Total revenues	$256,194	$196,532	$770,538	$620,487
Less: Total cost of revenues	(42,680)	(30,912)	(115,363)	(90,516)
Total gross profit	213,514	165,620	655,175	529,971
Plus: Non-cash stock-based compensation expense	1,256	1,227	3,381	4,158
Total adjusted gross profit	$214,770	$166,847	$658,556	$534,129
Gross margin	83.3%	84.3%	85.0%	85.4%
Adjusted gross margin	83.8%	84.9%	85.5%	86.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted sales and marketing expenses:
Sales and marketing expenses	$69,745	$62,146	$200,485	$173,228
Less: Non-cash stock-based compensation expense	(3,417)	(3,829)	(10,567)	(10,795)
Adjusted sales and marketing expenses	$66,328	$58,317	$189,918	$162,433

Total revenues	$256,194	$196,532	$770,538	$620,487
Sales and marketing expenses as a % of revenues	27.2%	31.6%	26.0%	27.9%
Adjusted sales and marketing expenses as a % of revenues	25.9%	29.7%	24.6%	26.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted total administrative expenses:
Total administrative expenses	$170,209	$131,584	$470,234	$380,095
Less: Non-cash stock-based compensation expense	(27,735)	(18,275)	(72,983)	(52,373)
Adjusted total administrative expenses	$142,474	$113,309	$397,251	$327,722

Total revenues	$256,194	$196,532	$770,538	$620,487
Total administrative expenses as a % of revenues	66.4%	67.0%	61.0%	61.3%
Adjusted total administrative expenses as a % of revenues	55.6%	57.7%	51.6%	52.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted research and development expenses:
Research and development expenses	$31,077	$21,772	$84,012	$65,171
Less: Non-cash stock-based compensation expense	(1,827)	(2,115)	(5,394)	(7,270)
Adjusted research and development expenses	$29,250	$19,657	$78,618	$57,901

Total revenues	$256,194	$196,532	$770,538	$620,487
Research and development expenses as a % of revenues	12.1%	11.1%	10.9%	10.5%
Adjusted research and development expenses as a % of revenues	11.4%	10.0%	10.2%	9.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total research and development costs:
Capitalized research and development costs	$13,157	$11,727	$39,160	$32,448
Research and development expenses	31,077	21,772	84,012	65,171
Total research and development costs	$44,234	$33,499	$123,172	$97,619

Total revenues	$256,194	$196,532	$770,538	$620,487
Total research and development costs as a % of revenues	17.3%	17.0%	16.0%	15.7%

Adjusted total research and development costs:
Total research and development costs	$44,234	$33,499	$123,172	$97,619
Less: Capitalized non-cash stock-based compensation	(1,757)	(1,566)	(5,108)	(5,284)
Less: Non-cash stock-based compensation expense	(1,827)	(2,115)	(5,394)	(7,270)
Adjusted total research and development costs	$40,650	$29,818	$112,670	$85,065

Total revenues	$256,194	$196,532	$770,538	$620,487
Adjusted total research and development costs as a % of revenues	15.9%	15.2%	14.6%	13.7%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-cash stock-based compensation expense:
Operating expenses	$1,256	$1,227	$3,381	$4,158
Sales and marketing	3,417	3,829	10,567	10,795
Research and development	1,827	2,115	5,394	7,270
General and administrative	22,491	12,331	57,022	34,308
Total non-cash stock-based compensation expense	$28,991	$19,502	$76,364	$56,531

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.